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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Navarre Corporation 2004 Stock Plan to the incorporation by reference therein of our report dated May 13, 2004, except for footnote 5, as to which the date is June 21, 2004, with respect to the consolidated financial statements and schedule of Navarre Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.


                                        /s/  Ernst & Young LLP

Minneapolis, Minnesota
September 23, 2004